16 Sep 2010

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this "**Amendment**") is made and executed this 16th day of September, 2010 (the "**Effective Date**") by and between **RFP MAINSTREET 2101 COMMERCIAL, LLC,** a Delaware limited liability company ("**Landlord**") and **OMNICOMM SYSTEMS, INC.,** a Delaware corporation ("**Tenant**").

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated March 24, 2006 (the "**Original Lease**"), as amended by that certain First Amendment to Lease Agreement, dated August 23, 2006, and as further amended by that certain Second Amendment to Lease Agreement, dated September 4, 2007 (the Original Lease and all amendments thereto shall be collectively referred to as the "**Lease**"), concerning certain Leased Premises commonly referred to as (i) Suite 4000 and consisting of 7,833 rentable square feet; (ii) Suite 4600 and consisting of 1,103 rentable square feet; and (iii) Suite 1950 and consisting of 1,296 rentable square feet ("**Suite 1950**"), for a sum total of 10,232 rentable square feet in the Building, located at 2101 Commercial Boulevard, Fort Lauderdale, Florida 33309 (collectively, the "**Original Premises**");

WHEREAS, Landlord and Tenant desire to relocate the Original Premises under the Lease to Suite 3500 in the Building; and

WHEREAS, Landlord and Tenant desire to enter into this Amendment to extend the Term and otherwise modify the Lease as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

1. **Recitations and Definitions**. The foregoing recitations of fact are true and correct and are incorporated herein by this reference. All capitalized terms contained in this Amendment shall have the meaning ascribed to them in the Lease unless otherwise defined herein.

2. **Term**. The Term of the Lease is hereby extended for an additional SEVENTY-TWO (72) months (the "**Extended Term**"), which Extended Term shall commence upon Landlord tendering to Tenant the Relocation Premises with Substantially Completed (hereinafter defined) Relocation Premises Improvements, as defined below (the "**Extended Term Commencement Date**). Notwithstanding anything in the Lease to the contrary, Tenant shall have no further rights to renew, terminate or extend the Lease or the Term thereunder, except as expressly provided in this Amendment. The term "**Substantially Completed**" shall mean that the construction and installation of the Relocation Premises Improvements have been substantially completed such that the Relocation Premises can be used by Tenant for its intended use and purpose, subject only to "punch list items" which are details of construction, decoration and mechanical and electrical adjustments which, in the aggregate, are minor in character and do not inconvenience or

adversely affect Tenant's use or enjoyment of the Relocation Premises for their intended use and purpose.

3. **Relocation of Leased Premises**. Effective as of the Extended Term Commencement Date, the Original Premises under the Lease shall be relocated to and substituted with Suite 3500, consisting of 11,519 rentable square feet, in the Building (the "**Relocation Premises**"). Wherever the term "**Leased Premises**" is used in this Amendment or in the Lease it shall be deemed to mean the Relocation Premises. The Relocation Premises is depicted in the sketch attached hereto as Exhibit "A" and made a part hereof. Except as modified hereby, Tenant's use and occupancy of the Relocation Premises shall be under and subject to all the terms and conditions of the Lease. Notwithstanding the foregoing and except with respect to Suite 1950, Tenant shall have the right to remain in possession of the Original Premises, at no cost or rent of any kind, for up to thirty (30) days from the Extended Term Commencement Date ("**Extended Occupancy Period**"), for the purpose of allowing Tenant to move from the Original Premises to the Relocation Premises in an orderly manner. Tenant shall surrender and deliver (i) Suite 1950 no later than October 8, 2010; and (ii) the balance of the Original Premises by the expiration of the Extended Occupancy Period, into the possession and use of Landlord (a) without fraud or delay, (b) "broom clean," (c) free and clear of all letting and occupancies, (d) free and clear of all equipment, furniture and other movable personal property of Tenant, and (e) without any payment or allowance by Landlord on account of or for the Original Premises. All personal property and other belongings which are left upon the Original Premises beyond fifteen (15) days from the expiration of the Extended Occupancy Period shall be deemed to have been abandoned.

4. **Base Rent**. Commencing upon the Extended Term Commencement Date and continuing throughout the Extended Term, Tenant agrees to pay Landlord Base Rent for the Relocation Premises, plus applicable sales tax thereon, as follows without demand, counter-claim or setoff:

Subject to the Abatement Period, as defined below, Base Rent for the first (1st) Lease Year (as defined herein) during the Extended Term shall be $167,025.50 (i.e. $14.50 per rentable square foot calculated on the basis of 11,519 rentable square feet), payable in equal monthly installments of $13,918.79 in advance commencing on the Extended Term Commencement Date and continuing on the first day of each and every calendar month thereafter during the remainder of the Extended Term, as adjusted herein. The Base Rent for any partial months at the beginning and end of the Extended Term shall be prorated and paid as required by the Lease. The Base Rent for the Relocation Premises shall be increased by four percent (4%) on each yearly anniversary of the Extended Term Commencement Date throughout the Extended Term. For purposes of this Amendment, each consecutive period of twelve full calendar months, beginning on the Extended Term Commencement Date, shall be referred to as a "**Lease Year.**"

Notwithstanding anything to the contrary, Landlord will abate Base Rent for the first (1st), second (2nd), thirteenth (13th), fourteenth (14th), twenty-fifth (25th) and twenty-sixth (26th) months of the Extended Term (collectively, the "**Abatement Period**"). Tenant shall be responsible for the payment of Tenant's Proportionate Share of Operating Expenses and Taxes during the Abatement Period.

5. **Building Operating Expenses**. Effective as of the Extended Term Commencement Date, Tenant shall continue to pay Tenant's Proportionate Share of Operating Expenses and

Taxes in accordance with the Lease, except that the Rentable Area for the Relocation Premises shall be increased to 11,519 rentable square feet, and Tenant's Proportionate Share of Operating Expenses shall be based on a Rentable Area of 11,519 rentable square feet. Until the Extended Term Commencement Date, Tenant shall continue to pay Tenant's Proportionate Share of Operating Expenses and Taxes in accordance with its share of Operating Expenses for the Original Premises.

Notwithstanding the foregoing, Tenant's Proportionate Share of Operating Expenses, other than taxes, insurance, utilities and cost of casualty not covered by insurance (collectively, the "**Non-Controllable Expenses**"), shall not be increased during any Lease Year of the Extended Term by more than a maximum of five percent (5%) of the amount of such expenses for the preceding Lease Year, calculated on a cumulative basis (i.e., Landlord may carry forward unused increases in Operating Expenses). This cap shall not apply to the Non-Controllable Expenses.

6. <u>**Tenant Improvements**</u>

a. Landlord shall improve the Relocation Premises on a "turnkey" basis ("**Relocation Premises Improvements**") in accordance with that certain preliminary space plan prepared by MPA Design Incorporated, dated 9/16/10 (the "**Approved Plans**"), and attached hereto as <u>Exhibit "B."</u> The Relocation Premises Improvements shall include, but not be limited to, all design fees, architectural drawings, plans and specifications, permit fees and all other components thereof, it being the intent of the parties that Landlord shall provide to Tenant, at Landlord's sole cost and expense, the Relocation Premises on a "turnkey" basis for use by Tenant for its intended purpose, all in accordance with the Approved Plans. To the extent not already shown, the Approved Plans shall be revised to show, in detail, the materials and finishes which are to be used as part of the Relocation Premises Improvements, which materials and finishes shall not be of a lesser grade or quality and be consistent with those found throughout the Building. Landlord shall not be required to install any partition or improvements which are not in conformity with the Approved Plans and this Amendment, and except as expressly provided in this Amendment and described in the Approved Plans, Tenant accepts the Relocation Premises "AS IS."

b. Landlord shall give Tenant a ten (10) day notice of when the Relocation Premises will be Substantially Completed, so that Landlord and Tenant can inspect the Relocation Premises within said ten (10) day period for purposes of compiling a list of punch list items (the "**Punch List**"). Landlord shall be obligated to begin correcting and diligently pursue the correction of Punch List items after completion of the Punch List, and shall complete correcting all items on the Punch List within thirty (30) days from the date the Punch List is compiled, unless any item or items included on the Punch List cannot be reasonably completed within thirty (30) days, in which case Landlord shall diligently pursue the completion of those items within a reasonable period, but not to exceed ninety (90) days from the date the Punch List is compiled. Landlord shall have Substantially Completed the Relocation Premises by a date that is ninety (90) days from the date this Amendment is executed by Tenant ("**Completion Date**"), subject to extension of such Completion Date on a day-for-day basis for "Tenant Delays" and "Force Majeure Delays" (as such terms are hereinafter defined). In the event Landlord has not Substantially Completed the Relocation Premises by the

Completion Date, as same may be extended in accordance with the immediately preceding sentence, then as Tenant's sole remedies for the delay in Tenant's occupancy of the Relocation Premises, (i) the Extended Term Commencement Date shall be delayed until the date on which the Relocation Premises Improvements are Substantially Completed; and (ii) Tenant shall have the right to pay Base Rent on its current Original Premises based on the revised per square foot rental rate for Base Rent set forth in this Amendment, from and after the Completion Date, until the Extended Term Commencement Date.

c. Landlord shall and does hereby warrant that the Relocation Premises Improvements will be free from defects in workmanship or material and will comply with all applicable building codes and other legal requirements. If within one (1) year after the Extended Term Commencement Date, any part of the Relocation Premises Improvements is found not to be in compliance with the foregoing warranties, Landlord shall, within thirty (30) days of written notice of the non-compliance from Tenant, correct the non-compliance at Landlord's sole cost and expense. Tenant shall give any such warranty notice promptly after discovery of the objectionable condition.

d. Tenant and Tenant's agents or contractors, shall have the right to enter the Relocation Premises prior to the Extended Term Commencement Date in order that Tenant may do work or alterations as may be required by Tenant to make the Relocation Premises ready for Tenant's use and occupancy. If Tenant enters the Relocation Premises prior to the Extended Term Commencement Date, then Tenant shall not interfere with Landlord and its agents and contractors in doing its work in the Relocation Premises. Tenant further agrees that Landlord shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant's work and installations made in the Relocation Premises, except to the extent any such injury, loss or damage is caused by the gross negligence or willful misconduct of Landlord, its agents or contractors.

e. The taking of possession of the Relocation Premises by Tenant shall be conclusive evidence that the Relocation Premises were in good and satisfactory condition at the time such possession was taken, except for latent defects, damage caused by Landlord, its employees, agents or contractors, punch list items and matters covered by the warranty set forth in Section 6(c) above. Landlord, through its designated contractor (the "**Contractor**"), will perform and complete the Relocation Premises Improvements described in the Approved Plans, in a good and workman-like manner and in accordance with all applicable building codes and other applicable statutes, ordinances, rules and regulations of any governmental agency. Tenant shall have the right to request change orders, alterations and additions to the Approved Plans, which shall be subject to Landlord review and approval. If any such change orders, alterations or additions to the Approved Plans do not increase the cost of the Relocation Premises Improvements (i.e. changing one building standard finish for another building standard finish) or delay the Extended Term Commencement Date, then such change orders, alterations and additions shall be made to the Approved Plans at no cost to Tenant. The cost of any change-orders, alterations and additions to the Approved Plans requested by Tenant which increase the cost of the Relocation Premises Improvements shall be borne solely by Tenant. All work in connection with the Relocation Premises Improvements will be scheduled by Landlord in such a manner as to not inconvenience other tenants in the Building. Landlord and its Contractor assume no liability for Tenant's equipment, furniture or other personal property located at the Relocation Premises during the

construction of the Relocation Premises Improvements and Tenant shall hold Landlord, its contractors and their respective agents and employees harmless and indemnify same from and against any damage or injury relating to Tenant's equipment, furniture or personal property left in the Relocation Premises during the construction of the Relocation Premises Improvements.

f. Should a "Tenant Delay" occur, or if the Relocation Premises Improvements have not been Substantially Completed by the Completion Date due to any act, omission or default by Tenant, or anyone acting under or for Tenant, and Landlord has not caused any part of the delay, Landlord shall have no liability therefor, and the obligations of the Lease (including, without limitation, the obligation to pay Rent) shall nonetheless commence as of the date upon which the Extended Term Commencement Date would have occurred but for such Tenant Delay, act, omission or default.

g. Within thirty (30) day days after the Extended Term Commencement Date, Landlord and Tenant will execute and deliver to each other a written declaration stating the Extended Term Commencement Date and the date on which the Extended Term shall expire. Additionally, in such declaration (i) Landlord and Tenant shall certify, if it be the case, that the Relocation Premises Improvements have been completed in accordance with the Approved Plans; and (ii) Tenant shall certify, if it be the case, that Tenant is in possession and has accepted the Relocation Premises, subject to latent defects, damage caused by Landlord, its employees, agents or contractors, and matters covered by the warranty set forth in Section 6(c) above, and (iii) Tenant shall certify, if it be the case, that all conditions of under the Lease and this Amendment required of Landlord have been fulfilled, and there are no defenses or off-sets against the enforcement of the Lease or this Amendment, subject to latent defects, damage caused by Landlord, its employees, agents or contractors, and matters covered by the warranty set forth in Section 6(c) above. Tenant shall have waived any objection to any punch list items not specifically enumerated in the Punch List.

h. For the purposes hereof, the following terms shall have the following meanings:

(i) **"Tenant Delay"** shall mean any actual delay in the Extended Term Commencement Date caused as a result of: (1) a change by Tenant in the Approved Plans; (2) the inability of Landlord to Substantially Complete the Relocation Premises Improvements solely because of Landlord's inability to purchase any so called long-lead items (not standard Building materials and finishes) required pursuant to Tenant requested change orders following the Approved Plans; (3) Tenant or any of its employees (or duly authorized contractors) interfering with completion of the Relocation Premises Improvements; (4) Tenant's failure to respond to a request in writing by Landlord for information about the Tenant Improvements within five (5) business days after Landlord delivers such written request to Tenant marked that a response is due in five (5) days; and (5) any work performed or to be performed by Tenant or its duly authorized contractors that prevents Landlord from Substantially Completing the Relocation Premises Improvements.

(ii) **"Force Majeure Delay"** shall mean a delay caused by any one or combination of the following events not caused by the gross negligence or willful misconduct of Landlord or its employees, agents and contractors: on-site casualty, act of God, on-site explosion, war, invasion, insurrection, riot, mob violence, sabotage, strikes, lockouts, labor disputes, condemnation,

governmental restriction first adopted and effective after the date the Lease has been signed and delivered or laws first adopted and effective after the date the Lease has been signed and delivered. Landlord shall promptly notify Tenant in writing of any act which Landlord reasonably believes may result in a Force Majeure Delay.

7. **Current Leased Premises**. Until the Extended Term Commencement Date, Tenant shall remain in occupancy of the Original Premises, subject to the terms of the Original Lease and pursuant to this Amendment. In addition, the parties acknowledge that Tenant installed an air conditioning system in the Original Premises that services Tenant's computer room. In this regard, the parties agree that Tenant shall have the right to remove such system from the Original Premises and have it installed in the Relocation Premises, at Tenant's cost.

8. **Moving Allowance**. Provided Tenant shall not be in material default under the terms of the Lease (as amended hereby) beyond any applicable notice, grace and cure periods and Tenant has complied with all the requirements and conditions precedent hereunder as of the Extended Term Commencement Date, Tenant shall also be entitled to a moving allowance not to exceed $23,038.00 (i.e. $2.00 per rentable square foot calculated on the basis of 11,519 rentable square feet) (the "**Moving Allowance**") as partial reimbursement for the cost of moving expenses (the "**Moving Expenses**") incurred by Tenant, and Tenant shall be solely responsible for all other expenses of moving from the Original Premises to the Relocation Premises over and above the Moving Allowance. If the total amount paid by Tenant for Moving Expenses is less than the Moving Allowance, Tenant shall not receive cash or any credit against Base Rent, Additional Rent, Operating Expenses or any other amounts due from Tenant to Landlord for the unused portion of the Moving Allowance. As a condition to any disbursement of the Moving Allowance, Tenant must submit to Landlord invoices for all costs incurred in connection with the Moving Expenses. Landlord shall then pay those incurred costs up to the amount of the Moving Allowance within thirty (30) days after Landlord's receipt of such invoices.

9. **Parking.** During the Extended Term, Tenant shall be allotted non-reserved parking spaces at the ratio of four (4) parking spaces per 1,000 square feet of the Rentable Area of the Relocation Premises, at no additional charge to Tenant. Tenant shall also be allotted a total of five (5) reserved, covered parking spaces for Tenant's exclusive use (with appropriate signage restricting use of such spaces for Tenant's exclusive use only) during the Extended Term, at no additional charge to Tenant.

10. **Relocation.** Section 44 of the Original Lease is hereby deleted in its entirety and replaced with the following:

"Landlord reserves the right, upon giving 60 days advance notice to Tenant, to transfer and remove the Tenant from the Leased Premises to any other available rentable area of substantially equal size and area and equivalent rental in the Building. Landlord shall bear the expense of such removal as well as the expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original premises. Landlord may exercise the right to so relocate Tenant under this section at any time including but not limited to the period before Tenant takes possession of the Leased Premises. Notwithstanding the foregoing, in the event that Landlord issues a relocation notice to Tenant, and Tenant, in its reasonable judgment,

determines that the proposed relocation premises is not reasonably comparable to the Leased Premises, then Tenant shall have the right to terminate the Lease; and the Lease shall terminate 60 days following the date of Landlord's notice hereunder. If Tenant fails to exercise its termination right in writing within ten (10) business days after the date of Landlord's notice of relocation, then Tenant shall be deemed to have consented and agreed to such relocation, and waived its right to terminate the Lease."

11. **Right of First Offer.** Subject to any rights heretofore granted to other tenant(s) or occupant(s) of the Building pursuant to existing leases or other existing contractual agreements, or any existing right to extend granted to the existing tenant(s) of such space (collectively, the "**Prior Tenants**"), if during the Extended Term Landlord desires to lease Suite 3000 in the Building, the size and configuration of which shall be determined by Landlord in its sole discretion (the "**Offer Space**"), Tenant shall have and is hereby granted the option to lease such Offer Space, in its entirety, as it may become available for lease from time to time during the Extended Term, provided that Tenant (i) is not in material default under the Lease, (ii) is the tenant named herein, and (iii) is in possession of the entire Leased Premises demised by the Lease (as amended hereby). Before offering the Offer Space to any party for lease (other than any Prior Tenant(s)), Landlord will notify Tenant (the "**Offer Notice**") of the terms and conditions Landlord would be willing to accept (which shall be determined by Landlord in its reasonable discretion based on the then current market terms and conditions) with respect to a lease of the Offer Space, and Tenant shall have ten (10) business days within which to respond to the Offer Notice, TIME BEING STRICTLY OF THE ESSENCE. Such Offer Notice shall include a scaled drawing of the Offer Space reflecting existing conditions, if available. As used herein, the phrase "available for lease" shall mean that Landlord (1) is not contractually obligated to lease, or offer to lease, the Offer Space to another party, and (2) Landlord desires to make the Offer Space available for lease. As of the date hereof, no Prior Tenants have an existing right of first offer in connection with the Offer Space.

Should Tenant decline Landlord's offer or fail to respond within the applicable time period, then Tenant's option under this Section with respect to leasing the Offer Space for that instance shall be deemed waived and of no further force or effect, and Landlord shall be free to lease the Offer Space to any other party on substantially the same terms as contained in the Offer Notice. If Tenant timely accepts Landlord's offer to lease the Offer Space, then the Base Rent, Additional Rent and all other terms and conditions with respect to the Offer Space shall be as set forth in the Offer Notice.

Commencing on the Offer Space commencement date (as set forth in the Offer Notice): (i) the Offer Space shall be added to and deemed a part of the Leased Premises upon all of the terms and conditions of the Lease, except as otherwise specifically set forth in the Offer Notice and this Section, but in no event shall Landlord be obligated to provide Tenant with any allowances in connection therewith (e.g., moving allowance, construction allowance, and the like), except to the extent specifically set forth in the Offer Notice; and (ii) the Base Rent and Additional Rent shall be adjusted to reflect the addition of the Offer Space to the Leased Premises at the rate set forth in the Offer Notice. Landlord and Tenant agree to execute an amendment to the Lease reflecting the appropriate revisions; however, the failure to enter into such an amendment shall not affect the operation of this Section.

Tenant acknowledges and agrees that (i) if Tenant declines Landlord's offer or fails to respond within the applicable time period with respect to the Offer Notice, then Landlord shall have the absolute right to lease all or any portion of the Offer Space for a term or terms of any duration (including any renewals and/or extensions thereof) for that instance.

12. <u>**Signage**</u>. Subject to (i) Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed; (ii) the Building's rules and regulations; and (iii) all applicable local, state and federal laws, codes, ordinances, and regulations, Landlord hereby grants to Tenant the non-exclusive right ("**Signage Option**") to install Tenant's name on the Building's existing monument sign located on Commercial Boulevard ("**Monument Signage**") during the Extended Term. In the event Tenant elects to exercise its Signage Option, then Landlord shall install the Monument Signage at Tenant's sole cost and expense. Landlord reserves the right to review the Monument Signage and must provide written approval prior to installation, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for the removal costs of the Monument Signage upon the expiration or termination of the Lease, including cleaning and painting the portion of the monument behind the removed signs, if necessary in Landlord's reasonable discretion. All rights of Tenant under this Section 12 are strictly subject and subordinate to the terms and provisions of all leases relating to space in the Building entered into by Landlord prior to the date hereof, including all prior signage rights previously granted by Landlord to other tenants in the Building.

13. <u>**Brokerage.**</u> Tenant hereby represents that, except for Flagler Real Estate Services, LLC, representing Landlord (the "**Broker**"), the parties have not dealt with any real estate broker, sales person or finder in connection with this Amendment, and no other real estate broker initiated or participated in the negotiation of this Amendment, or showed the Relocation Premises to Tenant. Each party agrees to indemnify and hold harmless the other from and against any liabilities (including, without limitation, reasonable attorneys' fees and expenses) and claims for commissions and fees arising out of a breach of the foregoing representation. All commissions and fees to Broker arising out of this Amendment shall be paid by Landlord pursuant to a separate agreement between the Broker and Landlord.

14. <u>**Changes to Original Lease**</u>. The Original Lease is further modified, effective as of the Effective Date, as follows:

a. Section 40 of the Original Lease is hereby deleted in its entirety and of no further force or effect.

b. Section 55 of the Original Lease is hereby deleted in its entirety and of no further force or effect.

c. The parties recognize and acknowledge that the personal guarantees from Randall Smith, Ronald Linares and Cornelis F. Wit made in connection with the Original Lease were of no force or effect after the 36th month of the original Term under the Original Lease, and accordingly, the parties hereby formally confirm that such guarantees are and have been cancelled as of such 36th month and are of no further force or effect. To the extent in Landlord's possession, Landlord shall, within fifteen (15) days from the Effective Date, return the foregoing original guarantees, marked "Canceled" to Tenant.

15. **No Other Modifications**. Except as expressly set forth herein, all of the terms and conditions of the Lease, shall remain in full force and effect and shall apply to this Amendment.

16. **Defaults**. Any default under the Lease shall be deemed a default under this Amendment, and any default under this Amendment shall be deemed a default under the Lease.

17. **Ratification of Lease**. The undersigned parties hereby ratify and reaffirm their rights and obligations under the Lease as modified by this Amendment. In the event of a conflict or ambiguity between the Lease and this Amendment, the terms and provisions of this Amendment shall control. Landlord and Tenant each represent and warrant to the other: (i) that the execution and delivery of this Amendment has been fully authorized by all necessary corporate actions; (ii) that the person signing this Amendment has requisite authority to do so and the authority and power to bind the company of whose behalf they have signed; and (iii) that to the best of their knowledge and belief, this Amendment is valid, binding and legally enforceable in accordance with its terms. Each party hereby warrants and represents that, to the best of its knowledge: (w) as of the date hereof the parties have complied with all of the terms and conditions of the Lease; (x) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or the Base Rent or Additional Rent existing as of the date hereof; (y) neither party is in default of any of the terms or conditions of the Lease as of the date of this Amendment nor knows of any facts which, given the passage of time, would constitute a default by either party under the Lease; and (z) neither party has assigned any of its right, title and interest in, to and under the Lease to any other party. Each party further agrees to indemnify and hold the other party harmless from and against any and all claims losses, demands, liabilities, damages and expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees and costs paid or incurred in connection therewith at both trial and appellate levels, incurred or arising by reason of a breach or violation of any of the agreements, obligations, duties or representations and warranties of such party contained in this Amendment. As of the Extended Term Commencement Date, Tenant and its successors and assigns hereby release, acquit, satisfy, and forever discharge Landlord and its employees, agents, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns, from any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, occurrences and liabilities of any kind or nature whatsoever, both known and unknown, arising out of any matter, happening or thing, from the beginning of time and relating to the Original Premises.

18. **Time**. Time is of the essence with respect to all provisions of this Amendment.

19. **Counterparts**. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument. A facsimile or other electronic signature (such as by pdf format) shall be deemed to constitute an original signature for the purposes of this Amendment.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first hereinabove written.

LANDLORD:

Signed, sealed and delivered
in the presence of:
/s/ Tamar Jacobs
Witness #1 Signature
Tamar Jacobs
Witness #1 Name
/s/ Cara Vazquez
Witness #2 Signature
Cara Vazquez
Witness #2 Name

RFP Mainstreet 2101 Commercial, LLC. a Delaware limited liability company

By: /s/ Paul J. Kilgallon
Name: Paul J. Kilgallon
Title: President

TENANT:

/s/ Marquita Jones
Witness #1 Signature
Marquita Jones
Witness #1 Name
/s/ O'Dell Grell
Witness #2 Signature
O'Dell Grell
Witness #2 Name

OMNICOMM SYSTEMS, INC,. a Delaware corporation

By: /s/ Ronald Linares
Name: Ronald Linares
Title: Chief Financial Officer